EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 23, 2024, with respect to the consolidated financial statements of Expeditors International of Washington, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

s<KPMG LLP>

Seattle, Washington

May 13, 2024